UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 15, 2013 (April 11, 2013)

iGATE Corporation

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

000-21755	25-1802235
(Commission File Number)	(IRS Employer Identification No.)

6528 Kaiser Drive, Fremont, CA	94555
(Address of Principal Executive Offices)	(Zip Code)

(510) 896-3015

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Annual Meeting (the “Annual Meeting”) of iGATE Corporation (the “Company”) was held on April 11, 2013. The matters that were voted upon at the Annual Meeting and the number of votes cast for or withheld are set forth below.

Proposal 1. Election to the Company’s Board of Directors (the “Board”) of three (3) Class B directors to serve for three-year terms:

Nominee	Votes For	Votes Withheld
Ashok Trivedi	50,520,693	849,174
Phaneesh Murthy	51,052,528	317,339
William G. Parrett	50,508,437	861,430

Item 8.01.	Other Events.

On April 11, 2013, Mr. William G. Parrett was elected to the Board of the Company at the Company’s Annual Meeting. Mr. Parrett commenced service on the Board effective as of such date and was appointed to the Compensation Committee of the Board and the Nominating and Corporate Governance Committee of the Board .

There are no arrangements or understandings between Mr. Parrett and the Company or any employee or affiliate of the Company, pursuant to which Mr. Parrett was nominated as a director. In addition, neither Mr. Parrett nor any member of his immediate family has or will have any direct or indirect material interest in any transaction with the Company. Mr. Parrett qualifies as an “independent director” as that term is defined by Rule 5605 of the NASDAQ listing standards.

As a member of the Board, Mr. Parrett will be compensated in accordance with the Company’s director compensation program. The compensation structure for Mr. Parrett includes: (1) annual cash compensation of $40,000 per annum which Mr. Parrett may take in cash or shares of restricted stock or split between cash and shares of restricted stock as he may decide; and (2) an annual grant of $85,000 which will be split in equal amounts between options to Mr. Parrett at fair market value as of the date of his appointment, vesting annually over a period of three (3) years, and restricted stock which will vest after one (1) year, and at the election of Mr. Parrett will be paid either half at the time of vesting and the other half being paid at the termination of his service to the Board or all of which may be deferred until the date of his termination of service to the Board. Service on Board committees will result in additional annual grants of $10,000 per committee which Mr. Parrett may take in cash or shares of restricted stock or split between cash and shares of restricted stock as he may decide, in consideration of his service on such committee. If Mr. Parrett is subsequently appointed as chairperson of any committee of the Board, he will receive an annual grant of $15,000 per committee which he may take in cash or shares of restricted stock or split between cash and shares of restricted stock as he may decide, in consideration of his service as chairperson of such committee.

Mr. Parrett brings extensive business experience to his new role at the Company, as described in a press release attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	The following exhibit is furnished with this Form 8-K:

99.1	Press release issued by iGATE Corporation on April 15, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iGATE CORPORATION

By:	/s/ Mukund Srinath
Name:	Mukund Srinath
Title:	Corporate Secretary

April 15, 2013

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated April 15, 2013 announcing the election of Mr. Parrett to the Board